Exhibit 99.1

Distinguished Scientific and Public Health Leaders to Join Enochian BioSciences’ Scientific Advisory Board for Potential Inhaled Treatment and Prevention of All COVID-19 and Influenza Variants

LOS ANGELES, August 30, 2021 (NASDAQ: ENOB) – Enochian BioSciences, a company focused on gene-modified cellular and immune therapies for infectious diseases and cancer, announced the appointment of internationally renowned scientists and public health leaders to a Scientific Advisory Board (SAB) focused on potential inhaled treatment and prevention of any current or future variants of SARS-CoV-2 – the virus that causes COVID-19 – and Influenza.

●	Dr. Peter Piot, KCMG, FRCP, FMedSci, Chairperson of the SAB, is the Handa Professor of Global Health, London School of Hygiene and Tropical Medicine, former founding Director of UNAIDS and co-discoverer of the Ebola virus. He is also a member of the US National Academy of Medicine.

●	Dr. Richard Whitley, MD, Distinguished Professor, University of Alabama Birmingham, is a leading basic and clinical researcher who has published more than 380 scientific articles.

“I have been working on pandemics for nearly 50 years, and was blown away by the genius of the inventor, Dr. Serhat Gumrukçu, and the sophistication and elegance of the scientific approach to potentially treat and prevent any variants of SARS-CoV-2 and Influenza,” said Dr. Piot. “If the impressive results in animal models are confirmed in people, there is the potential to contribute significantly to fighting COVID-19. Perhaps as important, it is possible that Enochian’s products could prevent future pandemic threats from corona- and influenza viruses.”

“I am excited to be involved with Enochian BioSciences as they try to move quickly to advance products that could potentially be important to control and, ultimately end, the COVID-19 pandemic,” Dr. Whitley said. “The Delta variant reproduces so quickly that even vaccinated people with no symptoms can have as much virus in their airways as unvaccinated people, contributing to rapid spread. Enochian’s unique and innovative approach to kill cells infected with the virus in the nose, mouth and lungs could potentially both limit illness but also spread for a win-win.”

Dr. Mark Dybul, Enochian’s CEO said, “We are thrilled that some of the top experts in the world seem as excited as we are about the potential for our products to play a key role in combating COVID-19, but also the potential for them to help prevent two of the greatest pandemic threats for the future – Influenza and another Coronavirus. The experience and knowledge the SAB brings will help accelerate Enochian’s efforts to advance the research and, we hope, ultimately to save lives.”

About Enochian BioSciences, Inc.

Enochian BioSciences, Inc. is a biopharmaceutical company focused on developing innovative platforms for gene-modified cellular and immune therapies to potentially cure and treat deadly diseases. The company’s gene-modified cell and immune therapy platforms can potentially be applied to multiple indications, including HIV/AIDS, Hepatitis B, all Corona and Influenza viruses, and Oncology. For more information, please visit Enochianbio.com

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Enochian BioSciences’ most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Enochian BioSciences undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact: ir@enochianbio.com

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